EXHIBIT 23.1



                    ACCOUNTANTS' CONSENT
                    --------------------

      We consent to incorporation by reference in the registration statements (File No. 33-15894 and No. 33-15895) on Form S-8 of Werner Enterprises, Inc. of our report dated January 22, 2001, relating to the consolidated balance sheets as of December 31, 2000 and 1999, of Werner Enterprises, Inc. and subsidiaries and the related statements of income, stockholders' equity, and cash flows for the years ended December 31, 2000 and 1999, and related schedules, which report appears in the December 31, 2000, annual report on Form 10-K of Werner Enterprises, Inc.

                                             KPMG LLP

Omaha, Nebraska
March 19, 2001